Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-137016 on Form S-8 of our report dated June 25, 2008, appearing in this Annual Report on Form 11-K of the Missouri State Bank and Trust Company Retirement Savings Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
June 25, 2008